                                                                   EXHIBIT 10.10

                        COLLECTIVE BARGAINING AGREEMENT


                                 By and Between



                        UNITED PRODUCTION WORKERS UNION

                                  LOCAL 17-18


                                      AND


                                JENNA LANE, INC.




EFFECTIVE:      June 15, 1996

EXPIRES:        MIDNIGHT, JUNE 14, 1999

         COLLECTIVE BARGAINING AGREEMENT, made and entered into this 15th day of June, 1996, by and between UNITED PRODUCTION WORKERS UNION, LOCAL 17-18 (" UNION "), having its principles offices at 735 Wythe Avenue, Brooklyn, New York 11211, and JENNA LANE, INC. ("EMPLOYER"), with the factory and offices located at 2559
- B Route 130 South, Cranbury, New Jersey 08512.

                                   WITNESSETH

         WHEREAS, the UNION has duly obtained application/designation cards from a majority of the shipping and receiving employees employed by the EMPLOYER; and



         WHEREAS, the UNION has requested the EMPLOYER to recognize the UNION as the sole and exclusive collective bargaining representative of the EMPLOYER'S subject employees; and



         WHEREAS, the EMPLOYER has examined the said application/designation cards submitted by the UNION and has confirmed by verification of the individual employees' signed W-4 Forms and the EMPLOYER'S payroll records that a majority of its subject employees have duly designated the UNION as their sole and exclusive collective bargaining representative; and



         WHEREAS, the EMPLOYER has thereupon recognized the UNION as the sole and exclusive collective bargaining representative of the EMPLOYER'S subject employees; and



         WHEREAS, the Union and the EMPLOYER, have negotiated and agreed upon the terms, conditions and provisions of a collective bargaining agreement to cover the subject employees, to be confirmed in a writing;



         NOW, THEREFORE, the UNION and EMPLOYER mutually agree as follows:



                                   ARTICLE 1

                               UNION RECOGNITION

         A. The Employer hereby recognizes the Union as the sole and exclusive collective bargaining representative of the shipping and receiving employees who are or hereafter may be employed by the Employer, excluding guards, professional employees, managers and supervisors as defined in the Labor Management Relation Act, 1947, as amended.

         B. This agreement shall be applicable to and cover all of the Employers' operations and facilities, including any new, different or subsidiary shops that an Employer may acquire.



                                   ARTICLE 2

                                   UNION SHOP

         A. All present Employees who are members of the Union on the date of execution of the Agreement shall remain members in good standing of the Union as a condition of the employment and continued employment. All present employees who are not members of the Union and all employees who are hired hereafter shall become and remain members in good standing of the Union as a condition of the employment and continued employment after 60 calendar days following the commencement of their employment or the date of execution of the agreement whichever is later.

         B. Upon notice in writing from the Union that an Employee is not a member of the Union in good standing as required hereunder, the Employer shall terminate the employment of such employee seven (7) days, hereafter, if the Employee has not paid his or her Union Dues to become or remain a member of the Union within said seven (7) days.



                                   ARTICLE 3

                  CHECK-OFF OF UNION DUES AND INITIATION FEES

         A. The Employer shall deduct and withhold from wages paid to its Employees the amount of their Union Dues, initiation fees and regularly authorized assessments, upon its receipts of written authorization therefore signed by the respective Employees to make such deductions. The Employer shall forthwith transmit all such sums to the Union not later than the fifth (5th) day of each month, together with an itemized statement setting forth the names of all Employees from whose wages such deductions were made, together with their respective social security numbers.

         B. The written authorization herein above mentioned shall not be irrevocable for a period of more than one (1) year or beyond the termination date of this Agreement, whichever occurs sooner, provided such authorization shall be deemed to be automatically renewed, unless revoked in writing not more than twenty (20) days and not less than ten (10) days prior to the expiration of each such period of one (1) year or each applicable Collective Bargaining Agreement, whichever occurs sooner.

         C. The Employer shall notify the Union, from time to time in writing, of the names of all newly-hired Employees within ten (10) days of their respective employment.



         D. The Employer shall permit the Union by its authorized agents, representative, attorneys, and/or accountants to examine the Employer's payroll and employment records, or any other documents deemed necessary, from time to time, during reasonable business hours to effectuate the purposes of Article 2 and 3 of this Agreement and to confirm that the Employees are receiving the wages and other benefits provided herein



                                   ARTICLE 4

                              NON-DISCRIMINATION

         As required by applicable law, there shall be no discrimination against any Employee or applicant for employment in any respect of hiring or employment in any manner whatsoever because of Union membership or activities or lack thereof, or on account of race, religion, creed, color, sex, age, national origin, sexual orientation handicap or marital status. Whenever the masculine gender is used in this Agreement, it is intended to mean and include in each instance the feminine gender in like manner for all purposes.



                                   ARTICLE 5

                                  TRIAL PERIOD

        All newly-hired employees shall be on a trial period for the first forty five (45) actual working days of their employment. During the said trial period, the discipline, including discharge, of a new Employee shall not be subject to the grievance procedure, including arbitration, provided herein. This period may be extended, an additional 30 days, in individual cases, provided you notify the Union in writing 1 week prior to the 30 working days, conclusion of the original trial period.

                                   ARTICLE 6

                           HOURS OF WORK AND OVERTIME

         A. The regular work week shall consist of 40 hours.

         B. Work performed in excess of eight (8) hours a day or in excess of 40 hours a week shall be paid for at the overtime rate of 1.5 times the regular rate of such employees.



                                   ARTICLE 7

                                  CALL-IN PAY

         All employees who report at their regular time, unless notified to the contrary on the previous day or night, shall be given four (4) hours' work or, if no work is available, four (4) hours' pay at their regular rate for such day, unless such work is not available because of weather conditions, machinery break-down or for reasons beyond the control of the Employer.



                                   ARTICLE 8

                            WAGES AND WAGE INCREASES

        A. The minimum hiring wage rate shall be the prevailing Federal minimum wage rate. If the current Federal or State minimum wage is increased during the term of Agreement, all Employees employed more than sixty (60) calendar days shall receive a wage increase of thirty

($.30) cents per hour over any such new minimum wage rate effective as of the date thereof.

         B. After sixty (60) calendar days of employment a newly-hired Employee shall receive a wage increase of thirty ($.30) cents per hour regardless of the actual hiring.

         C. Employees who have completed forty five (45) calendar days of employment on the effective dates thereof shall receive the following general wage increases:



          Effective Date                Wage Increases

          July 1, 1997             (ii)  Employees shall receive a fifty (.50)
                                         cents increase per their hourly rate.

          July 1, 1998             (iii) Employees shall receive a fifty (.50)
                                         cents increase per their hourly rate.



         D. A newly hired Employee who receives the wage increase provided in Paragraph B hereof within ninety (90) days of any general wage increase provided in Paragraph C hereof shall not be eligible to receive such general wage increase.

         E. Employees who shall not actually be working as of or on the effective date of any of the wage increases provided herein shall be entitled to receive such increase on their return or recall to work.

         F. In addition to the wage increases provided herein, the EMPLOYER may grant merit increases and bonuses at their sole decision upon written notice to the UNION.

                                   ARTICLE 9

                              FIFTEEN MINUTE BREAK

         Employees shall be entitled to at least 15 minutes of compensated time to cash their weekly paycheck on the same day they received such paychecks. The check cashing arrangement shall not interfere with the Employees meal period to the extent that it decreases the meal period to less than 30 minutes.



                                   ARTICLE 10

                                 PAID VACATION

        Length of Employment                                Benefit

     6 months less than 1 year                              1 week
     1 year less than 3 years                               2 weeks
     3 years less than 5 years                              2 1/2 weeks
     5 years or more                                        3 weeks

         A. The Employer retains the right to require employees not to take two weeks vacation time consecutively.

         B. Paid Vacation and Paid Holidays under this Agreement shall be considered time actually worked.

         C. Vacation pay shall be based on the Employee's average weekly salary, for the weeks actually worked in the eligibility period ending July 1st.

         D. If a paid holiday hereunder occurs during an Employee's paid vacation, the Employee shall be entitled to receive such holiday pay at the end of the company year, June 31.

                                   ARTICLE 11

                                  PAID HOLIDAY

        A. All employees employed four (4) months or more shall receive without work, pay for the following holidays, on which they shall not be required to work:

        New Year's Day                            July 4th
        Christmas Day                             Labor Day
        Thanksgiving Day                          George Washington's Birthday
        Day after Thanksgiving                    Memorial Day
        Martin Luther King's Birthday
        Rosh Hashana (2 days) If it falls out in a work week
        Yom Kippur (if it falls out in work week)

         B. Pay for holidays not worked shall be eight (8) hours pay at the regular straight rate. Employees who work on a paid holiday shall receive their straight time hourly rate for each hour worked plus 8 hours holiday pay.

         C. To be eligible for holiday pay, an employee shall be required to work the full regularly scheduled work day before and after the paid holiday unless a doctor's note is provided.

         D. Employees shall receive holiday pay regardless of the day of the week on which the holiday may fall, except for Rosh Hashana and Yom Kippur.

         E. In computing overtime over forty (40) hours, paid holidays hereunder shall be considered time worked, whether or not work was actually performed on such holidays.

                                   ARTICLE 12

                              DEATH IN THE FAMILY

         Employees shall be entitled to one (1) day off without pay, followed by one (1) working day off with pay, by the Employer. In the event of a death in the immediate family: Spouse, Father, Mother, Child, Sister, Brother. Employees must present a death certificate upon request.

                                  ARTICLE 12-A

                              COURT AND JURY DUTY

         Employees shall be released from work for Court-Jury Duty, when summoned. Payments received for jury duty, shall be subtracted from the Employee's regular payroll check, and the Employee shall receive the difference. The Employee must make a reasonable effort to report for whatever work the Employer makes available on any off days while serving on jury duty.



                                   ARTICLE 13

                      CLEAN, SAFE AND SANITARY FACILITIES

         A. The Employer shall provide and maintain for its employees clean toilet facilities, including running water, soap and paper towels.

         B. The Employer shall comply with all rules, regulations and directives of Federal, State and Local Authorities for the safety and health of its employees.

                                   ARTICLE 14

                                   SICK DAYS

        Length of Employment (by July 1st)             Benefit

          1 year                                       4 days
          2 years                                      6 days
          4 years                                      7 days

A physician note is to be presented to the Employer should an employee utilize more than three (3) sick days in any given work week. A physician note is to be presented to the Employer should and employee be absent on the day before or the day after a paid holiday or any paid day off. A physician note is to be presented to the Employer should the employee be absent on a Monday or a Friday. Unused sick days may be cashed in at the end of the company year June 31.

                                   ARTICLE 15

                                  PERSONAL DAY

         Employees employed more than six (6) months by July 1st are entitled to one (1) personal day with pay.

                                   ARTICLE 16

                            NO INDIVIDUAL AGREEMENTS

         Neither the Employer nor an employee or a group of employees shall have the right to modify or waive any provision of this Agreement for or on behalf of the Union or the employees. The Employer shall not enter into any individual agreements, arrangements or understandings with any of the employees with regard to any term, condition or provision of employment.

                                   ARTICLE 17

                                UNION VISITATION

         Union representatives shall have the right to enter the Employers' premises at all reasonable times for the purpose of investigating grievances, to secure the enforcement of this Agreement and for such other purpose as may be necessary; provided, however that after entering the premises they shall inform the plant office of their presence.



                                   ARTICLE 18

                          HEALTH AND WELFARE BENEFITS

         A. (a) The Employer shall participate in and contribute to the United Production Workers Union, Local 17-18 Welfare Fund ("Fund"), for the purpose of providing and maintaining such health, welfare and medical benefits for eligible employees and their eligible dependents as may be determined from time to time by the Trustees of the Fund.

            (b) The Employer shall contribute to the Local 17-18 Welfare Fund, each calendar month, for each employee, employed for 60 calendar days or more, who has worked any time in the prior month.

     EFFECTIVE DATE                     EMPLOYER CONTRIBUTION
     July 1, 1996                       $55.00 per employee

     June 1, 1997                       $58.00 per employee

     June 1, 1998                       $60.00 per employee


         B. (a) The Employer agrees to, and shall be bound by all of the terms, conditions and provisions of the Agreement and Declaration of Trust whereby the Fund was established (as the same may be amended from time to time), all of which documents by this reference shall be deemed incorporated herein for all purposes and made a part hereof as if set forth herein at length.

           (b) The Employer shall make available for examination, review and copying (photocopying) to the Fund and/or its agents or representatives (e.g., attorneys, accountants and auditors), during regular business hours, any and all documents, instruments, record files, forms and papers (including, without limiting the generality of the foregoing, IRS and NYS Unemployment insurance forms, filing and reports) that may be necessary or desirable for the sound and efficient operation and administration of the Fund.

         C. No employee shall have any interest or right to receive any benefits from the Fund other than those specifically provided in the plan of benefits as the same may be adopted and amended from time to time by the Trustees hereof. No employee shall have any right to assign any benefits to which he may be or become entitled under the Fund or to receive a cash consideration in lieu of such benefits either upon the termination of the Fund, through severance of employment or for any reason of whatsoever nature or kind.

         D. (a) In the event the Employer fails to make contributions to the Fund (and submit therewith the requisite provided, or as may otherwise be directed from time to time by the Trustees of the Fund, such contributions shall bear interest which shall be paid by such Employer at the rate of twelve (12%) percent per annum from the time such contributions were due until unpaid; and, in addition, such Employer shall be obligated to pay all costs of collection, including attorneys' fees equal to twenty (20%) percent of the overdue contributions (including the interest thereon), if the matter is referred to counsel for collection.

         (b) Upon the Employer's failure to make contributions to the Fund as required hereunder, the Union may commence an expedited arbitration proceeding for collection before a designated arbitrator, upon forty-eight (48) hour written notice to the Employer, the arbitrator shall render an award as quickly as possible. If the Employer fails to appear at the hearing after notice thereof, the arbitration shall proceed without the Employer. In the absence of proof otherwise by the Employer, the arbitrator shall determine the amount of contributions due and payable to the Fund on the basis of the average number of the employees set forth in the two (2) highest remittance reports submitted by the Employer prior to the commencement of the arbitration or such other proofs as may be presented by the Union or Fund.



                                   ARTICLE 19

              ENFORCEMENTS OF COLLECTION OF EMPLOYER DELINQUENCIES

         A. Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other remedies, right and relief (all of which shall be cumulative) that may be available in the premises to the Union and the Trustees of the Fund, in the event that any Employer fails, for a period in excess of thirty (30) calendar days:

                           (a) To make the requisite contributions to the Fund and to submit therewith the requisite remittance reports within the time prescribed or as may be required from time to time by the Trustees of the Fund; or

                           (b) To make payments of the costs and expenses for auditing as may be required by the Trustees of the Fund, provided a discrepancy is found in such audit that requires such Employer to make additional payment to the Fund; or

                           (c) To remit to the Union within the time prescribed the dues that have been deducted and withheld from its employees in accordance with Article 3 hereof;

the Union may, in any such event, upon seven (7) days written notice, certified mail, return receipt requested, call and engage in a strike, work stoppage, picketing or such other act or activity that it deems advisable to secure payment from such Employer forthwith, provided the Employer's delinquency and default in making any payment or payments have not been cured within said seven
(7) days; and any such strike, work stoppage, picketing or other act or activity shall not constitute or be considered for any purpose whatsoever a breach of the "No-Strike Clause" or any other provision of this Agreement.



                                   ARTICLE 20

                                   SENIORITY

         A. The principle of departmental seniority shall prevail in all aspects of employment, e.g., layoffs, recalls (inverse order), overtime (provided employee is able to perform work), and vacation selection. Employees shall not accrue seniority until completion of their trial period, at which time their seniority should be established as of their date of hire.

         B. The Shop Steward, shall at all times have top seniority so that he or she shall be the last employee laid off and the first employee recalled, provided that he or she has the ability to do the available work. The Shop Steward may investigate and process grievances during working hours, provided same does not unreasonably interfere with his or her performance of work.

         C. Employees shall lose their accumulated seniority for any of the following ground:

                (a)     Voluntary quit;

                (b)     Discharge for just cause;

                (c) Absence without authorization for three (3) consecutive working days except on account of reasonable excuse;

                (d) Failure to report to work within three (3) working days after recall by registered or certified mail;

         Employees are required to continue to provide the Employer with their most current home address and telephone number.



                                   ARTICLE 21

                  DISCIPLINE AND DISCHARGE ONLY FOR JUST CAUSE

         A. No Employee shall be disciplined or discharged except for just cause. No employee shall be discharged immediately except for the following conduct:

            (a) Stealing, gambling or intoxication during the performance of work;

         (b) Under influence, possession or use of drugs, during performance of work;

         (c) Assaulting any other employees or Employer's representative during their performance of work;

         (d) Punching any other employee's time card or theft of time on employee's time card;

         (e) No-strike violation, calling an unauthorized strike, walk out or slow down or refusing to return therefrom; and

         (f) Vandalism or sabotage in the shop.

The Employer shall notify the employee, Shop Steward and the Union, in writing, immediately upon effecting a discharge for any of the above grounds.

        B. All discipline, including, without limiting the generality of the foregoing, warning, notices and suspensions, except for the conduct itemized above, shall be imposed progressively for the same act or conduct, as follows:

          1.      Oral Warning

          2.      Written Notice, with Counselling

          3.      Suspension, up to 5 days

          4.      Discharge

         C. All records and files of discipline of whatsoever kind or nature shall not be maintained, referred to or used for any purpose whatsoever, after one (1) year from the date of the last discipline.

                                   ARTICLE 22

                      GRIEVANCE PROCEDURE AND ARBITRATION

         A. (a) Any and all complaints, disputes, claims, differences or grievances arising out of or relating to the interpretation or application of this Agreement, or any act, conduct or matter in relation thereto, directly or indirectly, which the Union and an Employer are unable to settle, adjust or resolve, may be submitted by either party for arbitration to the Arbitrator as hereinafter designated.

        (b) If such complaints, dispute, claim, difference, grievance, act, conduct or matter is initially raised by an employee, the same shall proceed as follows;

            (i) Between the Shop Steward of the Union and the Supervisor of the subject employee;

            (ii) If the matter is not settled, adjusted and resolved as provided in sub-paragraph (i) above, then the same may be submitted for consideration and disposition at a conference between the Union's Business Agent and the Representative of the Employer;

            (iii) If the matter is not settled, adjusted and resolved as provided in sub-paragraph (ii) above, the same may be submitted by either the Union or the Employer for arbitration to the Arbitrator as hereinafter designated.

            (iv) The parties may mutually agree to dispense with sub-paragraphs
(i) and (ii) of the grievance procedure and to submit the matter to arbitration to the designated Arbitrator.

         B. The Arbitrator herein shall be, on rotating basis, subject to availability for each matter:

                    RICHARD ADELMAN,              ROGER MAHER
                    69 THE OAKS                   7221 SHORE ROAD
                    ROSLYN, NY 11576              BROOKLYN, NY 11209



         C. The Arbitrator is authorized and empowered to determine all complaints, disputes, differences, grievances, acts, conducts or matters that may come before him pursuant to this

Agreements and to award such remedy or remedies as he deems proper and reasonable, consistent with this Agreement.

         D. The parties waive the requirements regarding the oath of the Arbitrator and the manner and time for the service of the Notice of Hearing as may otherwise be required by the laws of the State of New York of elsewhere.

         E. In the event the failure of either party to appear before the Arbitrator for hearing after due written notice shall have been given to said party, the Arbitrator may render a decision and make an award upon the testimony, evidence and proof submitted by the party appearing.

         F. The award and decision of the Arbitrator shall be final and binding upon the Union, the Employer and the employees, and all other persons and parties who may have any interest herein of whatsoever kind or nature, for all purposes.

         G. Either party may enforce the award of the Arbitrator hereunder by entering a Judgement confirming same in any court of competent jurisdiction. The Arbitrator's fees and all other costs of arbitration hereunder shall be borne and paid equally by the Employer and the Union.

         H. In the event that a party fails to comply with the Award of the Arbitrator within five (5) days of its issuance, then the other party shall be released of the prohibition against strikes and lockouts, as the cause may be, contained in Article 23 hereof and, in addition to any other remedies, rights, and relief (all which shall be cumulative) available in the premises as a result of such default, the other party may engage in such conduct (including a strike and picketing), notwithstanding anything to the contrary contained herein.

                                   ARTICLE 23

                            NO STRIKE - NO LOCKOUTS

         A. Except as otherwise expressly provided in this Agreement, during the term hereof:

            (a) The Union agrees not to engage in any strikes or work stoppages; and

            (b) The Employer agrees not to engage in any lock-outs of their employees or any portion thereof.

         If a strike or work stoppage that is prohibited hereunder occurs, upon receipt of notice thereof from the Employer, the Union shall immediately direct the employees who are engaging in such conduct to cease and to return to work. Compliance by the Union is good faith herewith shall be deemed full compliance with the Union's obligations hereunder.

         B. Neither the Union nor the Employer shall be held responsible for any damage caused by the acts of any individuals or groups of individual who are acting or conducting themselves in violation of the terms of this Agreement, which action or conduct has not been specifically authorized by either the Union or the Employer, as the case may be.

         C. No employee shall be subject to any form of discipline if he refuses to enter upon the premises of any Employer when the Employer's premises are subject to a lawful picket line or, if the employee refuses to enter upon the premises of another employer, if the other employer's premises are subject to a lawful picket line.



                                   ARTICLE 24

                               LEAVE OF ABSENCE

         Upon written request of an employee, a leave of absence shall be granted provided such request is for the reason of health or some important emergency reason. A leave of absence is not to exceed four (4) months. A written request for such leave must be supported by a physician's recommendation in writing. This request may be approved by the Employer and the Union which approval may not unreasonably be withheld or delayed. The Company has the right to replace the worker when the worker is on leave of absence on a temporary basis.



                                   ARTICLE 25

                                BULLETIN BOARDS

        The Employer shall provide the Union with a bulletin board in an appropriate location in its plant or shop to be used by the Union for posting of all Union notices and literature.



                                   ARTICLE 26

                   PRIOR BENEFITS - MAINTENANCE OF STANDARDS

        Notwithstanding anything to the contrary contained herein, no employee shall suffer any reduction in wages or any compensation of any kind or nature, or in any other benefit, term, condition or provision of employment previously received or enjoyed, on account of the execution of this Agreement, except for the prior health coverage. The parties have mutually agreed that all current and new employees shall become participants of the UPWU Local 17-18 Welfare Fund. If any term, condition or provision of employment previously received or enjoyed by the employees is better, higher or superior to those provided herein, then such term, condition and/or provision shall continue in full force and effect and shall not be modified or terminated on account of this Agreement.

                                   ARTICLE 27

              SUCCESSORS, ASSIGNS, MERGER AND CONSOLIDATION, ETC.

         A. This Agreement shall be binding upon the respective successors and assigns of the Employer and the Union, and shall survive any merger, reorganization, change of name, change of vocation or place or business. No provision, term or obligation herein contained shall be effected. modified, altered or changed in any respect whatsoever by change of any kind in the legal status, ownership, geographic location or any Employer. It is the intention of the parties that this Agreement remain in full force and effect regardless of any change of any kind or nature in management, location, form of business organization or ownership.

         B. In the event that any Employer closes its business operations, in addition to the rights and remedies the Union and the employees may have in connection with the Employer's decision to shut down and the impact thereof on the employees, the employees shall be offered re-employment by the Employer if available in order of their seniority, at a new or other shop, branch, or facility that the Employer may open or establish.

         C. In the event that any Employer shall divide the operation of its business or shall departmentalize or further subdivide any of its operations either in the same location or at different locations and under the same name or different names, directly or indirectly, in whole or in part, all of the employees in all parts of said operation, wherever located, shall be covered by this Agreement, and all of said parts or subdivisions of said operations of such Employer under whatever name and whatever entity, whether a person, firm, or corporation and regardless of whether other individuals or persons may also have an interest in such entity, shall be bound by terms, conditions and provisions of this Agreement with the same force and effect as any

Employer hereunder.

                                   ARTICLE 28

                          SEPARABILITY - SAVING CLAUSE

         If any provision of this Agreement or the application of any provision to any person or circumstances should be rendered or declared invalid, unlawful or unenforceable, the remaining provision of this Agreement and the application such provision(s) to other persons or circumstances shall not be affected thereby, but shall remain severally valid, binding and in full force and effect. The parties agree to meet immediately to negotiate substitute provisions for such parts or provisions rendered or declared illegal, invalid or unenforceable. Should the parties be unable to agree on substitute provisions, the matter shall be submitted to arbitration as hereinabove provided in Article 22.



                                   ARTICLE 29

                     EXECUTION OF AGREEMENT IN COUNTERPARTS

         This Agreement may be executed in a number of counterparts, each and every one of which is, and shall be considered an original document for all purposes.

                                   ARTICLE 30

                               TERM OF AGREEMENT

         This Agreement shall be effective and retroactive as of this 15th day of June, 1996 and shall remain and continue in full force and effect until midnight, June 14, 1999 and from year to year thereafter unless either party gives written notice to the other by certified mail, return receipt requested, at least sixty (60) days prior to the date of expiration of this Agreement or annual renewal thereof that they desire to modify or amend and/or renegotiate same.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 27th day of January, 1996 by causing same to be signed for and on their respective authorized representatives.







UNITED PRODUCTION WORKERS UNION  JENNA LANE, INC.
LOCAL 17-18


BY:                                           BY:
   -------------------------                      ---------------------------